AGREEMENT

     THIS AGREEMENT is made as of the 19th day of July, 1996, by and among WORLDWIDE APPLIED TELECOM TECHNOLOGY, INC., a Delaware corporation ("WWATT"), RONALD L. WEINDRUCH ("Weindruch"), and SHARON K. MAXWELL, RICHARD E. HANIK, PAUL D. KEISER, MICHAEL B. ADAMSON, and ERIC N. FRIDMAN (collectively, the "Maxwell Shareholders").

                          BACKGROUND

     The Maxwell Shareholders own all the outstanding capital stock of Maxwell Partners, Inc., an Illinois corporation
  ("Maxwell").  WWATT wishes to acquire Maxwell, and the Maxwell
  Shareholders wish to own common stock in WWATT and to continue to conduct Maxwell's business as a subsidiary of WWATT.

     Accordingly, in consideration of the mutual agreements set forth herein, the parties agree as follows:

                          ARTICLE 1

                   STOCK FOR STOCK EXCHANGE

     1.1 Exchange of Maxwell Shares for WWATT Shares. Subject to the terms and conditions of this Agreement, WWATT agrees to issue to the Maxwell Shareholders a total of 690,000 shares of WWATT's common stock (the "WWATT Common Stock"), in exchange for all the outstanding shares of capital stock of Maxwell (the "Maxwell Stock"). Each Maxwell Shareholder shall transfer to WWATT at the Closing (as hereinafter defined) the number of shares of Maxwell Stock shown opposite such person's name on
  Exhibit 1.1 and shall receive in exchange therefor the number of shares of WWATT Common Stock shown opposite such person's name on
  Exhibit 1.1.

     The parties hereto, including the Maxwell Shareholders, D.
  Mike Maxwell, Maxwell and WWATT, intend for this exchange of stock to be treated as a tax free reorganization as defined within the U.S. Internal Revenue Code Section 368.

     1.2  Closing.  The exchange of WWATT Common Stock for
  Maxwell Stock shall take place at a closing (the "Closing") at such place as shall be mutually agreed to by the parties at 10:00 a.m. on September 1, 1996, or as soon as practicable thereafter upon the satisfaction or waiver of the conditions to Closing set forth in Article 5 and in Section 7.1.1. The date on which the Closing takes place is referred to as the "Closing Date." At the Closing, each Maxwell Shareholder shall deliver to WWATT stock certificates representing the Maxwell Stock owned by such Maxwell Shareholder, duly endorsed for transfer or with duly executed stock powers attached, together with such other documents as WWATT may reasonably request prior to the Closing. At the Closing, WWATT shall deliver to each Maxwell Shareholder a stock certificate representing the WWATT Common Stock issued to such Maxwell Shareholder in exchange for his or her Maxwell Stock, together with such other documents as each Maxwell Shareholder may reasonably request prior to the Closing. The parties agree to execute such additional documents after the Closing as may be necessary or desirable to carry out the terms of this Agreement.

                          ARTICLE 2

    REPRESENTATIONS AND WARRANTIES OF MAXWELL SHAREHOLDERS

     The Maxwell Shareholders, jointly (except where otherwise expressly indicated to the contrary) and severally, represent and warrant as follows:

     2.1 Organization. To the best of their knowledge, Maxwell is duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, is qualified to do business as a foreign corporation in each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the transactions contemplated by this Agreement or on the business, financial condition or results of operation of Maxwell, and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement.

     2.2 Authorization. Each Maxwell Shareholder represents and warrants that he or she has full power, capacity and authority to execute, deliver and perform this Agreement subject to the security interest held, and rights of approval or consent which may be asserted, by Resource Bank. This Agreement has been duly executed and delivered by such Maxwell Shareholder and (assuming the due execution and delivery by the other parties hereto) constitutes the legal, valid and binding agreement of such Maxwell Shareholder enforceable against such person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity. The Maxwell Shareholders shall, at the Closing, provide a fully executed resolution of the Maxwell Board of Directors indicated that there are no existing conditions that preclude the transaction as defined in Section 1.1 except the security interest held by Resource Bank and any and all rights thereunder related thereto and authorizing such exchange as documented by a Plan of Reorganization that references those actions to accomplish the tax free result intended by the parties in this transaction which will be incorporated within this Maxwell Board of Directors resolution.

     2.3 No Consents, Conflicts. Other than the rights held by Resource Bank arising in connection with its security interest and any consent and approval rights arising therefrom each Maxwell Shareholder represents and warrants that (a) no consent, approval or other action by any governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by such Maxwell Shareholder; and
  (b) neither the execution, delivery or performance of this Agreement by such Maxwell Shareholder will (i) violate, conflict with or result in a breach of any provision of or constitute a default or an event which with notice or lapse of time or both, would constitute a default under Maxwell's articles of incorporation or bylaws or any agreement or obligation to which Maxwell or such Maxwell Shareholder is a party or by which either of such persons may be bound or affected where such violation, conflict, breach or default would have a material adverse effect on the transactions contemplated by this Agreement, or
  (ii)violate any order, writ, injunction, decree, statute, rule or regulation applicable to Maxwell or such Maxwell Shareholder where such violation would have a material adverse effect on the transactions contemplated by this Agreement.

     2.4 Financial Statements. The Maxwell Shareholders have previously delivered to WWATT the balance sheets and related statements of income, shareholders' equity and cash flows as of and for the calendar year period ended December 31, 1995 and for the nine months ended September 30, 1996 (the "Financial Statements"). The Financial Statements have been prepared in accordance with Maxwell's books and records, present fairly in all material respects the financial position, results of operations, shareholders' equity and cash flows for the year then ended. There has been no material adverse change in the business, financial condition, results of operations or prospects of Maxwell since September 30, 1996. Except as disclosed in the Financial Statements, Maxwell does not have any liabilities, commitments or obligations (whether accrued, absolute, contingent or otherwise), other than obligations incurred since the date of the Financial Statements in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect, on the business, financial condition, results of operations or prospects of Maxwell.

     2.5 Compliance, No Litigation. To the best of their knowledge, Maxwell is in material compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations and with all agreements, commitments or obligations to which it is a party or by which it or any of its assets may be bound. To the best of their knowledge, there is no proceeding, investigation or inquiry pending or threatened against Maxwell, its business or any of its assets, nor is there any basis for any such proceeding, investigation or inquiry. Neither Maxwell nor, to the best of their knowledge, its business or any of its assets is subject to any judgment, order, writ or injunction of any court, arbitrator or governmental agents or instrumentality.

     2.6 Authorized Capital Stock. The authorized capital stock of Maxwell consists of 100,000 shares of common stock, of which 15,150 shares are issued and outstanding, all of which are owned by the Maxwell Shareholders. All the outstanding shares of Maxwell Stock have been validly issued and are fully paid and non assessable. There are no outstanding options, warrants, rights or other commitments obligating Maxwell to issue any of its capital stock. The capital stocks held by Sharon K. Maxwell are pledged to the bank and to other lenders to support loans and debt provided to Maxwell Partners, Inc. and personally to Sharon
  K. Maxwell and to D. Mike Maxwell, held both individually, jointly and severally.

     2.7 Title to Maxwell Stock. Each Maxwell Shareholder owns the Maxwell Stock to be transferred to WWATT at the Closing, free and clear of all liens, claims and encumbrances, and at the Closing, WWATT will acquire good and valid title to such Maxwell Stock, free and clear of all liens, claims and encumbrances. The only exception is that the Maxwell stock held by Sharon K. Maxwell is subject to certain liens, claims, and encumbrances as described in Section 2.6.

     2.8 Investment Representations. Each Maxwell Shareholder represents and warrants that he or she has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the WWATT Common Stock in exchange for the Maxwell Stock owned by such Maxwell Shareholder, and has been given the opportunity to examine all documents and ask questions of, and receive answers from representatives of WWATT concerning the terms and conditions of such exchange and the financial condition, business and prospects of WWATT, and to obtain such additional information as he or she deemed necessary in connection with the transaction contemplated by this agreement. The WWATT common stock to be acquired by such Maxwell Shareholder pursuant to this agreement is being acquired by such Maxwell Shareholder pursuant to this agreement is being acquired for such person's own account for investment and not with a view to the public distribution thereof, and such Maxwell Shareholder will not effect any transfer of such WWATT Common Stock except pursuant to an effective registration statement under the Securities Act of 1933 or exemptions from registration thereunder and in compliance with all applicable state securities laws. Each Maxwell Shareholder understands that the WWATT Common Stock to be received by such person at the Closing will bear appropriate restrictive legends referred to the foregoing transfer restrictions.

     2.9 Reliance on Own Tax Advisors. The Maxwell Shareholders are relying on their own tax advisors in connection with determining the tax consequences to them of the transactions contemplated by this Agreement and are not relying on WWATT or WWATT's attorneys, accountants or advisors for any such advice.

     2.10 Brokers and Finders. Neither WWATT nor any of its shareholders, officers, directors or agents is liable for any brokers' or finders' fees or expenses in connection with this Agreement or the transactions contemplated hereby.

     2.11 No Misrepresentations. Neither this Agreement nor any document executed or to be executed by any Maxwell Shareholder in connection with the transactions contemplated hereby contains or will contain when executed any untrue statement of a material fact or omits or will omit when executed to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.





                          ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF WWATT

     WWATT represents and warrants as follows:

     3.1 Organization. WWATT is duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, is qualified to do business as a foreign corporation in each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the transactions contemplated by this Agreement or on the business, financial condition or results of operations of WWATT, and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement.

     3.2 Authorization. WWATT has full power, capacity and authority to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by WWATT and (assuming the due execution and delivery by the other parties hereto) constitutes the legal, valid and binding agreement of WWATT enforceable against WWATT in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights and remedies generally and by general principles of equity. WWATT shall, at the Closing, provide a fully executed resolution of the WWATT Board of Directors indicating that there are no existing conditions that preclude the transaction as defined in Section
  1.1 and authorizing such exchange as documented by a Plan or Reorganization that references those actions to accomplish the tax free result intended by the parties in this transaction which will be incorporated within this WWATT Board of Directors resolution.

     3.3 No Consents, Conflicts. No consent, approval or other action by any governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement by WWATT and neither the execution, delivery or performance of this Agreement by WWATT will (i) violate, conflict with or result in a breach of any provision of, or constitute a default or an event which with notice or lapse of time or both, would constitute a default under WWATT's articles of incorporated or bylaws or any agreement or obligation to which WWATT is a party or by which it may be bound or effected where such violation, conflict, breach or default would have a material adverse effect on the transactions contemplated by this Agreement, or (ii) violate any order, writ, injunctions, decree, statue, rule or regulation applicable to WWATT where such violation would have a material adverse effect on the transactions contemplated by this Agreement.

     3.4 Business of WWATT. WWATT has had no business operations to date except as set forth on Exhibit 3.4. WWATT will deliver at the closing to each Maxwell Shareholder a statement of financial condition as of September 30, 1996, which has been prepared in accordance with the books and records of WWATT, and presents fairly in all material respects the financial position of WWATT as of the date thereof. There has been no material adverse change in the business, financial condition, results of operations or prospects of WWATT since the date of WWATT's balance sheet referred to above. Except as disclosed in such balance sheet and as otherwise herein specifically noted, WWATT does not have any liabilities, commitments or obligations (whether accrued, absolute, contingent or otherwise), other than obligations incurred since the date of the Financial Statements in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect, on the business, financial conditions, results of operations or prospects of WWATT.

     3.5 Compliance, No Litigation. WWATT is in material compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations and with all agreements, commitments or obligations to which it is a party or by which it or any of its assets may be bound. There is no proceeding, investigation or inquiry pending or threatened against WWATT, its business or any of its assets, nor is there any basis for any such proceeding, investigation or inquiry. Neither WWATT nor its business or any of its assets is subject to any judgment, order, writ or injunction of any court, arbitrator or governmental agency or instrumentality.

     3.6 Authorized Capital Stock. The authorized capital stock of the Company is 20,000,000 shares, consisting of 5,000,000 shares of convertible preferred Stock, $.001 par value per share, none of which are issued or outstanding and 15,000,000 shares of Common Stock, $.001 par value per share, of which 1,810,000 shares have been validly issued and are outstanding, and 1,300,000 shares are presently being offered for sale.

     3.7 Title to WWATT Stock. The WWATT Common Stock to be issued to each Maxwell Shareholder will be duly and validly issued, fully paid and non assessable, and each Maxwell Shareholder will acquire title to the WWATT Common Stock to be issued to such person hereunder free and clear of all liens, claims and encumbrances.

     3.8 Investment Representations. WWATT represents and warrants that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Maxwell Stock in exchange for the WWATT Common Stock, and has been given the opportunity to examine all documents and ask questions of and receive answers from representatives of Maxwell concerning the terms and conditions of such exchange and the financial condition, business and prospects of Maxwell, and to obtain such additional information as it deems necessary in connection with the transactions contemplated by this Agreement the Maxwell Stock to be acquired by WWATT pursuant to this Agreement is being acquired for WWATT's own account for investment and not with a view to the public distribution thereof, and WWATT will not effect any transfer of such Maxwell Stock except pursuant to an effective registration statement under the Securities Act of 1933 or exemptions from registration thereunder and in compliance with all applicable state securities laws. WWATT understands that the Maxwell Common Stock to be received by WWATT at the Closing will bear appropriate restrictive legends referred to the foregoing transfer restrictions. WWATT agrees to comply with Blue Sky Laws in the States of Illinois and Wisconsin.

     3.9 Reliance on Own Tax Advisers. WWATT is relying on their own tax advisors in connection with determining the tax consequences to them of the transactions contemplated by this Agreement and are not relying on Maxwell or Maxwell's attorneys, accountants or advisors for any such advice.

     3.10 Brokers and Finders. Neither Maxwell nor any of its shareholders, officers, director or agents is liable for any brokers' or finders' fees or expenses in connection with this Agreement or the transactions contemplated hereby.

     3.11 No Misrepresentations. Neither this Agreement nor any document executed or to be executed by WWATT in connection with the transactions contemplated hereby contains or will contain when executed any untrue statement of a material fact or omits or will omit when executed to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.




                          ARTICLE 4

                   ACTIONS PRIOR TO CLOSING

     4.1 Ordinary Course. From the date hereof until the Closing, each Maxwell Shareholder agrees to use reasonable best efforts to cause Maxwell to conduct its business only in the ordinary course, consistent with past practice.

     4.2 Best Efforts. Each party agrees to use reasonable best efforts to cause the fulfillment at the earliest practicable date of all the conditions to the Closing.

     4.3 Access. During the period prior to Closing, WWATT shall give each Maxwell Shareholder, and the Maxwell Shareholder shall cause Maxwell to give WWATT, and their respective representatives reasonable access during normal business hours to all of its books and records, and to cause to be furnished to each other and their representatives all information with respect to their respective businesses and affairs as the other may reasonably request.

     4.4 Plan of Reorganization. Maxwell and WWATT will effect a plan of Reorganization that documents the actions it is taking to accomplish transactions in accordance with tax free intent of the parties, including the Maxwell Shareholders, D. Mike Maxwell, Maxwell and WWATT, as defined in Section 1.1 above.

                          ARTICLE 5

                    CONDITIONS TO CLOSING

     5.1 Maxwell Shareholders' Obligations to Close. Each and every obligation of each Maxwell Shareholder to be performed on the Closing Date shall be subject to the satisfaction or waiver of each of the following conditions:

          5.1.1     Representations, Warranties and Covenants.
  The representations and warranties of WWATT set forth in this Agreement shall be true and correct in all material respects when made and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and WWATT shall have performed all obligations required to be performed by it under this Agreement on or before the Closing Date.

          5.1.2 Tax Consequences. The Maxwell Shareholders shall have determined, in consultation with their own tax advisors, that the transactions to be consummated at the Closing will not result in taxable income to them (the parties agree to use reasonable best efforts to restructure the transactions contemplated hereby in the event that the Maxwell Shareholders are unable to make such a determination, so that the foregoing condition can be satisfied).

          5.1.3 Employment Agreements. WWATT shall have caused Maxwell to enter into an employment agreement with each Maxwell key employee in substantially the form set forth for each such Maxwell Shareholder in Exhibit 5.12.3.

          5.1.4 WWATT Directorship. D. Mike Maxwell shall have been elected as a director of WWATT, effective as of the Closing and D. Mike Maxwell shall be elected for a term of four
  (4) years, or if WWATT's By-Laws calls for a shorter term, then such shorter term shall be used along with a guarantee renewal of such term or terms to cover the intended four (4) year period.

          5.1.5 Consent and Release by Bank. The Resource Bank shall have consented to the sale, transfer and exchange of the shares of Maxwell stock and to the transaction therein contemplated and shall agree in writing to release its security interest in said shares and in the personal assets of Sharon K. Maxwell and D. Mike Maxwell and to waive and release Maxwell, Sharon K. Maxwell and D. Mike Maxwell from any and all outstanding obligations or guaranties directly involving Maxwell Partners to the said bank.

     5.2 WWATT's Obligations to Close. Each and every obligation of WWATT to be performed on the Closing Date shall be subject to the satisfaction or waiver of each of the following conditions:

          5.2.1     Representations, Warranties and Covenants.
  The representations and warranties of each Maxwell Shareholder set forth in this Agreement shall be true and correct in all material respects when made and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and each Maxwell Shareholder shall have performed all obligations required to be performed by such person under this Agreement on or before the Closing Date.

          5.2.2     Tax Consequences.  WWATT shall have
  determined, in consultation with their own tax advisors, that the transactions to be consummated at the Closing will not result in taxable income to them (the parties agree to use reasonable best efforts to restructure the transactions contemplated hereby in the event that WWATT is unable to make such a determination, so that the foregoing condition can be satisfied).

          5.2.3 Employment Agreements. Each of the Maxwell key employees shall have entered into the Employment Agreements referred to in Section 5.1.3.

                          ARTICLE 6

                         TERMINATION

     6.1 Termination by Either Party. This Agreement may be terminated, without liability, By WWATT or by the Maxwell Shareholders if the terminating party is not itself in default hereunder by written notice of such election to the other if the closing has not occurred by September 1, 1996. If for any reason, other than a failure by WWATT to perform according to this Agreement or a failure of any condition to closing set forth in Section 5.1 hereof or the failure to close by September 1, 1996, Maxwell chooses to withdraw from the merger, Maxwell and/or the Maxwell Shareholders, jointly and severally, shall pay to WWATT, as liquidated damages in lieu of any and all claims, damages, costs and expenses incurred by WWATT, and not as a penalty, the sum of $25,000 to be paid within thirty (30) days after written notice of said election to withdraw. If for any reason, other than a failure by Maxwell or the Maxwell Shareholders to perform according to this Agreement or a failure of any condition to closing set forth in Section 5.2 hereof or the failure to close by September 1, 1996, WWATT chooses to withdraw from the merger, WWATT and/or Ronald Weindruch, jointly and severally shall pay to Maxwell, as liquidated damages, in lieu of any and all claims, damages, costs and expenses incurred by Maxwell or the Maxwell Shareholders, and not as a penalty, the sum of $25,000 to be paid within thirty (30) days after written notice of said election to withdraw.

     6.2 Breach. In the event of any breach by one or more Maxwell Shareholders and D. Mike Maxwell hereunder, including a breach of representations and warranties, prior to the Closing, WWATT shall have the option to (i) terminate this Agreement, (ii) close the transactions contemplated hereby notwithstanding such breach, or (iii) seek specific performance of this Agreement. In the event of a breach by WWATT hereunder, including a breach of representations and warranties, prior to the Closing, the Maxwell Shareholders shall have the options to (I) terminate this Agreement, (ii) close the transactions contemplated hereby notwithstanding such breach, or (iii) seek specific performance of this Agreement. Nothing contained in this section is intended to preclude or limit the right of any party to seek a remedy in damages in lieu of or in addition to any other remedy set forth herein.

                          ARTICLE 7

                    POST-CLOSING COVENANTS

     7.1 Post-Closing Covenants of WWATT. WWATT covenants from and after the Closing as follows:

          7.1.1 Stock Plans. WWATT agrees to use reasonable best efforts to implement within one hundred twenty (120) days after the Closing Date a stock purchase program for the executives of WWATT and its subsidiaries, including the executives of Maxwell, Additionally, WWATT agrees that each Maxwell Shareholder shall have a right of first refusal to acquire shares of Common Stock of WWATT and that WWATT expects to sell in a Regulation D private placement at $1.00 per share, with each Maxwell Shareholder having the right to acquire that amount of stock in such offering as shall equal such person's regular compensation (as defined in such person's Employment Agreement). Additionally, WWATT shall use reasonable best efforts to implement within one hundred twenty (120) days after the Closing Date a stock option plan for the Maxwell Shareholders and other key employees of Maxwell giving them an opportunity to purchase additional shares of Common Stock of WWATT, with vesting of options to be tied to the achievement of predetermined performance goals.

          7.1.2 Registration of Shares. WWATT shall use reasonable best efforts to cause the registration under the Securities Act of 1933 of the WWATT Common Stock issued to the Maxwell Shareholders at the Closing no later than twelve (12) months after WWATT's Common Stock has been registered under
  Section 12 of the Securities Exchange Act of 1934. WWATT agrees to use reasonable best efforts to accomplish such 1934 Act registration within twelve (12) months after the Closing.

     7.2  Operation of Maxwell's Business Following the Closing.
  The parties agree as follows with respect to the operation of Maxwell's business following the Closing:

          7.2.1 Location. Maxwell shall continue to conduct its business at its present facility in Elgin, Illinois until such time as Maxwell's Board and WWATT's Board of Directors mutually agree that a change would be beneficial to the business of WWATT and its subsidiaries taken as a whole.

     7.3  Budgets and Business Plans.  Senior management of
  Maxwell shall prepare an annual operating budget and capital budget for review by WWATT's Board of Directors at least ninety
  (90) days prior to the beginning of each fiscal year which shall exclude the first fiscal year or such period of shorter than one year that includes the closing date. Such budgets shall be reviewed and may be revised quarterly. Implementation of all such budgets and revisions thereto must be approved both by Maxwell's senior management and WWATT's Board of Directors. Additionally, Maxwell's senior management shall prepare a five-year business plan for review and approval by WWATT's Board of Directors, in conjunction with the preparation and review and approval of Maxwell's annual operating and capital budgets. The five-year business plan shall be reviewed and may be revised annually, with the approval of WWATT's Board of Directors. Maxwell's Chairman and Chief Executive Officer shall have authority to approve capital expenditures of up to $25,000.00 each made within the guidelines established by the annual operating and capital budgets and five-year business plan approved by WWATT';s Board of Directors. Any individual capital expenditure in excess of $25,000.00 must be approved by WWATT's Board of Directors. Additionally, all individual salaries in excess of $40,000.00 per year and the total number of Maxwell employees shall be subject to approval by WWATT's Board of Directors each year.

     7.4 Employee Benefits. Maxwell's existing 401(k) Plan and employee benefits shall be continued in the same form as prior to the Closing, except to the extent modified pursuant to the Employment Agreements referred to in Section 5.1.3.

     7.5 Accounts Receivable. No accounts receivable of Maxwell shall be factored unless agrees to by the Chief Executive Officer and Chief Financial Officer of Maxwell and WWATT's Board of
  Directors.

                          ARTICLE 8

                            OTHER

     8.1 Survival. The representations and warranties set forth in Articles 2 and 3 shall survive the Closing for a period of six
  (6) months. Maxwell and each Maxwell Shareholder agrees to defend, indemnify and hold harmless WWATT and WWATT agrees to defend, indemnify and hold harmless each Maxwell Shareholder for any damages, losses, liabilities or claims incurred by the other as a result of the breach by the other of such representations and warranties made by it herein.

     8.2 Miscellaneous. This Agreement may be amended only in writing signed by the party against whom enforcement is sought. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. The headings contained in this Agreement are only for convenience and shall not affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provisions of this Agreement, which shall remain in full force and effect. Each party agrees that the others would be irreparably harmed in the even of any breach of this Agreement. Accordingly, the parties agree that each shall be entitled to specific performance of this Agreement to injunctive relief to prevent any breach of this Agreement. In the event of any litigation arising out of or relating to this Agreement, the prevailing party shall be entitled to reasonable attorney's and expenses from the losing party.

  Company                Signature           Name and Title
  Worldwide Applied
  Telecom Technology, Inc.                   Ronald L.Weindruch,
                                             President
  (Corporate Seal)


                                             Ronald L. Weindruch,
                                             personnally

  Maxwell Partners, Inc.

                                             Sharon K. Maxwell,
                                             Shareholder


                                             Richard E. Hanik,
                                             Shareholder



                                             Paul D. Keiser,
                                             Shareholder


                                             Michael B.  Adamson,
                                             Shareholder


                                             Eric N. Fridman,
                                             Shareholder

    (Corporate Seal)

                                                Exhibit 1.1

                            Exchange of Maxwell Shares for WWATT Shares

  Maxwell Shareholder                  Maxwell Shares   WWATT Shares

  Sharon K.Maxwell                             10,000        423,500
  Richard E.Hanik                               1,060         63,700
  Paul D. Keiser                                1,515         74,000
  Michael B. Adamson                            1,515         74,000
  Eric N. Fridman                               1,060         54,800
       Totals                                  15,150        690,000